Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-91456 on Form S-8 of Fidelity Bankshares, Inc. of our report dated March 9, 2004, appearing in this Annual Report on Form 10-K of Fidelity Bankshares, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

West Palm Beach, Florida
March 9, 2004